EXHIBIT (a)(1)(iii)

                          NOTICE OF GUARANTEED DELIVERY

        THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

         IF YOU ARE IN ANY DOUBT AS TO THE ACTION TO BE TAKEN, YOU SHOULD SEEK YOUR OWN FINANCIAL ADVICE IMMEDIATELY FROM YOUR OWN APPROPRIATELY AUTHORIZED INDEPENDENT FINANCIAL ADVISOR. IF YOU HAVE SOLD OR TRANSFERRED ALL OF YOUR REGISTERED HOLDINGS OF SHARES (AS DEFINED BELOW), PLEASE FORWARD THIS DOCUMENT AND ALL ACCOMPANYING DOCUMENTS TO THE STOCKBROKER, BANK OR OTHER AGENT THROUGH WHOM THE SALE OR TRANSFER WAS EFFECTED FOR TRANSMISSION TO ERI ACQUISITION CORP. OR ITS TRANSFEREE.

                          NOTICE OF GUARANTEED DELIVERY
                        TO TENDER SHARES OF COMMON STOCK
                             NO PAR VALUE PER SHARE

                                       OF

                            ELMER'S RESTAURANTS, INC.

                                       by

                              ERI ACQUISITION CORP.

                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
           12:00 MIDNIGHT, EASTERN STANDARD TIME, ON FEBRUARY 2, 2005,
                          UNLESS THE OFFER IS EXTENDED.

         As set forth in the Offer to Purchase (as defined below) in the section titled "The Offer--Section 3. Procedures For Tendering Shares," this form (or a facsimile thereof) must be used to accept the Offer (as defined in the Offer to Purchase) if (i) certificates representing shares of common stock no par value per share of Elmer's Restaurants, Inc., an Oregon corporation ("Elmer's") that are not currently owned by the Continuing Shareholders (as defined in the Offer to Purchase) (the "Shares") are not immediately available, or (ii) time will not permit certificates representing Shares and any other required documents to reach the Depositary (as defined in the Offer to Purchase) prior to the Expiration Date (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand or by mail to the Depositary, or transmitted by telegram or facsimile transmission to the Depositary and must include a signature guarantee by an Eligible Institution (as defined in the Offer to Purchase) in the form set forth herein. See the guaranteed delivery procedures described in the section titled "The Offer--Section 3. Procedures For Tendering Shares" in the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                                    OTR, Inc.

                   BY MAIL: BY OVERNIGHT DELIVERY: OR BY HAND:

                                    OTR, Inc.
                               Attn.: Robert Roach
                           1000 SW Broadway, Suite 920
                               Portland, OR 97205
                            Telephone: (503) 225-0375

                        FOR NOTICE OF GUARANTEED DELIVERY
                           BY FACSIMILE TRANSMISSION:
                                 (503) 273-9168

                     TO CONFIRM FACSIMILE TRANSMISSION ONLY:
                                 (503) 273-9168

                            FOR TELEPHONE ASSISTANCE:
                                 (503) 225-0375

         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

         THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to ERI ACQUISITION CORP., an Oregon corporation ("Purchaser") controlled by Bruce N. Davis ("Mr. Davis"), Chairman of the Board and President of Elmer's Restaurants, Inc. ("Elmer's" or the "Company"), William
W. Service, a director and the former Chief Executive Officer of the Company, Thomas C. Connor, Corydon H. Jensen, Jr., Dennis M. Waldron, Richard C. Williams and Donald W. Woolley, each of whom is a member of the Company's board of directors, Linda Ellis-Bolton, Karen K. Brooks, Richard P. Buckley, David D. Connor, Stephanie M. Connor, Debra A. Woolley-Lee, Douglas A. Lee, David C. Mann, Sheila J. Schwartz, Gerald A. Scott, a Vice President of the Company, Gary
N. Weeks, Gregory W. Wendt, Dolly W. Woolley, and Donna P. Woolley, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 20, 2004 (the "Offer to Purchase") and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of Shares set forth below pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase in the section titled "The Offer--Section 3. Procedures For Tendering Shares."

Signature(s):___________________________________________________________________

Name(s) of Record Holder(s):____________________________________________________

________________________________________________________________________________

Number of Shares:_______________________________________________________________

Certificate Number(s) (If Available):___________________________________________

Dated:________________________________________________________200_______________

Address(es):____________________________________________________________________


                               (INCLUDE ZIP CODE)

Area Code and Telephone Number(s):______________________________________________

Taxpayer Identification or Social Security Number:______________________________

Check box if Shares will be tendered by book-entry transfer: [ ]

              THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEES)

         The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee
Program, the Stock Exchange Medallion Program or an "Eligible Guarantor Institution" as such term is defined in Rule 17Ad-l5 under the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4, and (c) guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer with delivery of a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees and any other required documents, within three (3) NASDAQ market trading days after the date hereof.


Name of Firm:___________________________________________________________________

Address:________________________________________________________________________

                               (INCLUDE ZIP CODE)

Area Code and Telephone No.:____________________________________________________


Authorized Signature:___________________________________________________________

Name:___________________________________________________________________________

                             (PLEASE PRINT OR TYPE)

Title:__________________________________________________________________________

Date:___________________________________________________________________________


NOTE: DO NOT SEND CERTIFICATES FOR THE SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.